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                                                                   Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2004, with respect to the consolidated financial statements of Delek US Holdings, Inc. as of December 31, 2003 and for each of the two years in the period then ended, included in the Registration
Statement (Form S-1 No. 333-     ) and related Prospectus of Delek US
Holdings, Inc. for the registration of       shares of its common stock.

                                                /s/ Ernst & Young LLP

Nashville, Tennessee
February 6, 2006